Exhibit 99.1

eBAY INC. SIGNS DEFINITIVE AGREEMENT TO SELL SKYPE

IN DEAL VALUING COMMUNICATIONS BUSINESS AT $2.75 BILLION

eBay to Receive Approximately $1.9 Billion in Cash; Retain Approximately 35 Percent Stake

San Jose, Calif. – September 1, 2009 – eBay Inc. (NASDAQ: EBAY) today announced it has signed a definitive agreement to sell its Skype communications unit in a deal valuing the business at $2.75 billion. The buyer, who will control an approximately 65 percent stake, is an investor group led by Silver Lake and includes Index Ventures, Andreessen Horowitz and the Canada Pension Plan (CPP) Investment Board. eBay is expected to receive approximately $1.9 billion in cash upon the completion of the sale and a note from the buyer in the principal amount of $125 million. The company will retain an approximately 35 percent equity investment in Skype. The transaction, which is not subject to a financing condition, is expected to close in the fourth quarter of 2009.

“This is a great deal, unlocking both immediate and long-term value for eBay and tremendous potential for Skype,” said eBay Inc. President and CEO John Donahoe. “We’ve acted decisively on a deal that delivers a high valuation, gives us significant cash up-front and lets us retain a meaningful minority stake with talented partners. Skype is a strong standalone business, but it does not have synergies with our e-commerce and online payments businesses. As a separate company, we believe that Skype will have the focus required to compete effectively in online voice and video communications and accelerate its growth momentum.”

Commenting on the deal, Egon Durban, managing director at Silver Lake, said: “Skype is an innovative, next-generation company that has changed how people and businesses communicate with each other. This transaction benefits all parties involved and will allow Skype the opportunity to accelerate the growth of its business by harnessing the deep technological and company development expertise that resides within the investor group. Josh Silverman has done a strong job leading the company and we look forward to working with Josh and his team to grow the Skype franchise.”

In April 2009, eBay announced plans to separate Skype from the company, beginning with an IPO in 2010. The decision followed a year-long review of Skype within eBay’s portfolio. As it prepared for an IPO, the company said it would naturally consider bids for Skype that offered an attractive valuation. Donahoe said the deal offered by the investor group achieved that.

“This deal achieves our goal of delivering short- and long-term value to eBay and its stockholders, without the possible delays and market risk of an IPO,” Donahoe said. “Selling Skype now at this great valuation, while retaining an equity stake, makes sense for the company. And it allows us to focus all of our energies on the opportunities in front of PayPal and eBay.”

Acquired by eBay in 2005, Skype has strengthened considerably since early 2008 when Donahoe was named eBay’s CEO and tapped company executive Josh Silverman to lead Skype. Silverman has driven strong momentum while building a new management team and delivering a series of Skype innovations such as software upgrades with dramatically improved video and calling quality, the widely popular Skype iPhone app and mobile partnerships with companies such as Nokia and Hutchison. In 2008, Skype generated revenues of $551 million, a 44 percent increase compared to 2007. Total eBay Inc. revenues for 2008 were $8.5 billion. Registered Skype users reached 405 million by the end of 2008, a 47 percent increase from 2007. Skype is attracting hundreds of thousands of new users each week.

About eBay Inc.

Founded in 1995, eBay Inc. (NASDAQ: EBAY) connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay does this by providing the Internet platforms of choice for global commerce, payments and communications. Since its inception, eBay has expanded to include some of the strongest brands in the world, including eBay, PayPal, Skype, StubHub, Shopping.com, and others. eBay is headquartered in San Jose, California. For more information, please visit www.ebay.com.

About Skype

Skype is software that enables the world’s conversations. Millions of individuals and businesses use Skype to make free video and voice calls, send instant messages and share files with other Skype users. Every day, people everywhere also use Skype to make low-cost calls to landlines and mobiles.

About Silver Lake

Silver Lake is the leading investment firm focused on large scale investments in technology, technology-enabled, and related growth industries. Silver Lake’s mission is to function as a value-added partner to the management teams of the world’s leading technology franchises. Its portfolio includes or has included technology industry leaders such as Ameritrade, Avago, Business Objects, Gartner, Instinet, Intelsat, NASDAQ, Sabre / Travelocity, Seagate Technology, SunGard Data Systems and UGS. For more information, please visit www.silverlake.com.

About Index Ventures

Index Ventures is a leading European venture capital firm active in technology, biotech and clean tech venture investing since 1996. The firm is dedicated to helping top entrepreneurial teams in the Information Technology and Life Science sectors build their companies into market defining global leaders. The firm has offices in Geneva, London and Jersey and focuses on investments from seed through growth stage companies. Index’s portfolio includes Lehigh Technologies Inc., Playfish and Weatherbill and exits of note include MySQL (the world’s most popular open source database recently acquired by Sun), Last.fm (the world’s largest social music platform, recently acquired by CBS) and BioXell (BIOX, floated on the SWX in 2007). Index Ventures was one of the original venture capital backers and owners of Skype. For more information, please visit www.indexventures.com.

About Andreessen Horowitz

Andreessen Horowitz was established in June 2009 by entrepreneurs and engineers Marc Andreessen and Ben Horowitz, based on their vision for a new, modern VC firm designed to support today’s entrepreneurs. Andreessen and Horowitz have a track record of investing in, building and scaling highly successful businesses. Andreessen Horowitz is based on Sand Hill Road in Menlo Park, California. Mr. Andreessen is a member of eBay’s board of directors.

About Canada Pension Plan (CPP) Investment Board

The CPP Investment Board is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, the CPP Investment Board invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, the CPP Investment Board is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2009, the CPP Fund totaled $116.6 billion. For more information about the CPP Investment Board, please visit www.cppib.ca.

Forward Looking Statements

This announcement contains forward-looking statements relating to eBay’s future performance that are based on its current expectations, forecasts and assumptions. Those statements involve risks and uncertainties, and actual results may differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approval for the transaction; the possibility that the transaction may not close; the reaction of Skype’s users and commercial partners to the transaction; the reaction of competitors to the transaction; the anticipated continuation of Skype’s growth; and the potential longer-term value of Skype.

More information about factors that could affect eBay’s operating results can be found in the company’s most recent annual report on its Form 10-K and its subsequent quarterly reports on Form 10-Q (available at http://investor.ebay.com). All forward-looking statements are based on information available to eBay on the date hereof, and eBay assumes no obligation to update such statements.

EBAY CONTACTS:

Media Relations:

John Pluhowski, eBay Inc.

(408) 223-5608

jpluhowski@ebay.com

Mike Buckley/Anisha Patel, Brunswick Communications

(415) 293-8461

Investor Relations:

Tracey Ford, eBay Inc.

(408) 376-7205

tford@ebay.com

INVESTOR GROUP CONTACTS:

Rich Myers, Edelman Public Relations

(212) 819-4807

richard.myers@edelman.com

John Dillard, Edelman Public Relations

(212) 704-8174

john.dillard@edelman.com

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